INVESTMENT SUBADVISORY AGREEMENT

            INVESTMENT SUBADVISORY AGREEMENT, effective April 30, 2013, by and between CALVERT INVESTMENT MANAGEMENT, INC., a Delaware corporation registered as an investment advisor under the Investment Advisers Act of 1940 (the "Advisor"), and MILLIMAN FINANCIAL RISK MANAGEMENT LLC, a Delaware limited liability company (the "Subadvisor").

            WHEREAS, the Advisor is the investment advisor to Calvert Variable Products, Inc. (“CVP”), an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Advisor desires to retain the Subadvisor to furnish it with certain investment advisory services in connection with the Advisor's investment advisory activities on behalf of each series of CVP that is identified on Schedule A to this Agreement (each such series referred to individually as a "Fund");

            NOW, THEREFORE, in consideration of the promises and the terms and conditions hereinafter set forth, it is agreed as follows:

            1.         Services to be Rendered by the Subadvisor to the Fund.

                        (a) Investment Program. Subject to the control of the CVP Board of Directors/Trustees ("Directors/Trustees") and the Advisor, the Subadvisor at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets designated by the Advisor from time to time. With respect to such assets, the Subadvisor will make investment decisions and will place all orders for the purchase and sale of portfolio securities and other investments. The Subadvisor will for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Advisor in any way or otherwise be deemed an agent of the Fund or the Advisor. In the performance of its duties, the Subadvisor will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act, and Subchapter M of the Internal Revenue Code of 1986, as amended, (ii) the terms of this Agreement, (iii) the Fund's Articles of Incorporation, Bylaws and Registration Statement as from time to time amended, (iv) relevant undertakings provided to State securities regulators, (v) the stated investment objective, policies and restrictions of the Fund, and (vi) such other guidelines as the Board of Directors/Trustees or Advisor may establish. The Advisor shall be responsible for providing the Subadvisor with current copies of the materials specified in Subsections (a)(iii), (iv), (v) and (vi) of this Section 1.

(b) Availability of Personnel. The Subadvisor at its expense will make available to the Directors/Trustees and Advisor at reasonable times, its portfolio managers and other appropriate personnel, either in person, or, at the mutual convenience of the Advisor and the Subadvisor, by telephone, in order to review the Fund's investment policies and to consult with the Directors/Trustees and Advisor regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadvisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs.

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                        (c) Expenses, Salaries and Facilities. The Subadvisor will pay all expenses incurred by it in connection with its activities under this Agreement (other than the cost of securities and other investments, including any brokerage commissions), including but not limited to, all salaries of personnel and facilities required for it to execute its duties under this Agreement.

                        (d) Compliance Reports. The Subadvisor at its expense will provide the Advisor with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time.

            (e) Valuation. The Subadvisor will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information and shall assist the Directors/Trustees and Advisor in any fair value determinations as necessary, relating to the assets of the Fund for which the Subadvisor has responsibility on a daily basis (unless otherwise agreed upon by the parties hereto) and at such other times as the Advisor shall reasonably request.

            (f) Executing Portfolio Transactions.

i) Brokerage. In selecting brokers, dealers and futures commission merchants (each an “FCM”) to execute purchases and sales of investments for the Fund, the Subadvisor will use its best efforts to obtain the most favorable price and execution available in accordance with this paragraph. The Subadvisor agrees to provide the Advisor and the Fund with copies of its policy with respect to allocation of brokerage on trades for the Fund. Subject to the policies adopted by the Fund's Directors/Trustees, the Subadvisor, in carrying out its duties under Section 1(a), may cause the Fund to pay a broker-dealer or FCM which furnishes brokerage or research services, as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (the "34 Act") or formal/informal staff opinions a higher commission than that which might be charged by another broker-dealer or FCM which does not furnish brokerage or research services or which furnishes brokerage or research services deemed to be of lesser value, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker-dealer or FCM, viewed in terms of either that particular transaction or the overall responsibilities of the subadvisor with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the '34 Act or rules).

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                                    ii) Aggregate Transactions. In executing portfolio transactions for the Fund, the Subadvisor may, but will not be obligated to, aggregate the securities or other investments to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies of the Fund, to the extent permitted by applicable laws and regulations. If the Subadvisor chooses to aggregate sales or purchases, it will allocate the securities as well as the expenses incurred in the transaction in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients involved in the transaction.

iii) Directed Brokerage. The Advisor may direct the Subadvisor to use a particular broker, dealer or FCM for one or more trades if, in the sole opinion of the Advisor, it is in the best interest of the Fund to do so and is in compliance with Federal and State securities laws.

(iv) Reports on Portfolio Transactions. The Subadvisor shall provide to the Advisor and the Directors/Trustees such reports in respect to the placement of portfolio transactions, for the Fund as the Advisor or the Directors/Trustees may reasonably request and, upon such request, will provide the Advisor and the Directors/Trustees with its policies and practices with respect to “soft dollar” transactions and aggregate trading.

v) Brokerage Accounts. The Advisor authorizes and empowers the Subadvisor to direct the Fund’s custodian to open and maintain brokerage accounts and FCM accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Fund and to execute for the Fund as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the Subadvisor shall select as provided above. The Subadvisor may, using such of the securities and other property in the Fund as the Subadvisor deems necessary or desirable, direct the Fund’s custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers or FCMs as the Subadvisor deems desirable or appropriate.

            (g) Furnishing Information for the Fund's Proxies and Other Required Mailings. The Subadvisor agrees to provide the Advisor in a timely manner with all information relating to the Subadvisor, including the Subadvisor's certified balance sheet and information concerning the Subadvisor's controlling persons, necessary for preparation of the Fund's proxy statements or other required mailings, as may be needed from time to time.  For the avoidance of doubt, the Subadvisor will not have any obligation to vote any proxies.

            2.         Books, Records and Procedures.

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(a) In connection with the purchase and sale of the Fund's portfolio securities and other investments, the Subadvisor shall arrange for the transmission to the Fund's custodian, and/or the Advisor on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Advisor to perform its accounting and administrative responsibilities with respect to the management of the Fund.

(b) The Subadvisor warrants that it is duly registered and in good standing as a registered investment advisor with the U.S. Securities and Exchange Commission. Pursuant to Rule 31a-3 under the 1940 Act, Rule 204-2 under the Investment Advisors Act of 1940 and any other applicable laws, rules or regulations regarding recordkeeping, the Subadvisor agrees that: (i) all records it maintains for the Fund are the property of the Fund; (ii) it will surrender promptly to the Fund or Advisor any such records upon the Fund's or Advisor's request; (iii) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) or any other applicable rule insofar as such records relate to the investment affairs of the Fund for which the Subadvisor has responsibility under this Agreement; and (iv) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

(c) The Subadvisor represents that it has adopted and will maintain at all times a suitable Code of Ethics that covers its activities with respect to its services to the Fund. Further, the Subadvisor will not undertake, or permit such persons to undertake, any activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement, or under the Code of Ethics.

(d) The Subadvisor represents that it has adopted and will maintain at all times written supervisory procedures in accordance with Rule 206(4)-7 under the Investment Advisors Act of 1940 that are reasonable designed to prevent violations of the federal securities laws.

(e) The Subadvisor periodically shall supply to the Board of Directors/Trustees its policies on “soft dollars”, trade allocations and brokerage allocation, such other policies and procedures as may be required under Rule 38a-1 of the 1940 Act and Rule 206(4)-7 of the Investment Advisers Act of 1940 and any other material the Adviser may reasonably request.

(f) The Subadvisor shall maintain appropriate fidelity bond and errors and omission insurance policies.

3.         [RESERVED]

4.         Compensation.  The Advisor will pay to the Subadvisor as compensation for the Subadvisor's services rendered pursuant to this Agreement an annual Subadvisory fee as specified in Schedule B to this Agreement. Such fees shall be paid by the Advisor (and not by the Fund/Trust). Such fees shall be payable for each month within 15 business days after the end of such month. If the Subadvisor shall serve for less than the whole of a month, the compensation as specified shall be prorated based on the portion of the month for which services were provided. The Schedules may be amended from time to time, in writing agreed to by the Advisor and the Subadvisor, provided that amendments are made in conformity with applicable laws and regulations and the Articles of Incorporation/Declaration of Trust and Bylaws of the Fund/Trust. Any change in the Schedule pertaining to any new or existing series of the Fund/Trust shall not be deemed to affect the interest of any other series of the Fund/Trust and shall not require the approval of shareholders of any other series of the Fund/Trust.

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5.         Assignment and Amendment of Agreement.  This Agreement automatically shall terminate without the payment of any penalty in the event of its assignment (as defined under the 1940 Act) or if the Investment Advisory Agreement between the Advisor and the Fund/Trust shall terminate for any reason. This Agreement constitutes the entire agreement between the parties, and may not be amended unless, if required by Securities and Exchange Commission rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund/Trust, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors/Trustees of CVP who are not interested persons of the Fund/Trust, the Advisor or the Subadvisor.

6.         Duration and Termination of the Agreement.  This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any Fund now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Directors/Trustees of CVP who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of that Funds' outstanding voting securities or as otherwise provided by law, or pursuant to an exemptive order governing such vote. This Agreement shall remain in full force and effect with respect to a Fund continuously thereafter (unless terminated automatically as set forth in Section 5) except as follows:

            (a) CVP may at any time terminate this Agreement without penalty with respect to any or all Funds by providing not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Advisor and the Subadvisor. Such termination can be authorized by the affirmative vote of a majority of the (i) Directors/Trustees of CVP or (ii) outstanding voting securities of the applicable series of the Fund.

            (b) This Agreement will terminate automatically with respect to a Fund unless, within two years of the effective date of that Fund, and at least annually thereafter, the continuance of this Agreement is specifically approved by (i) the Directors/Trustees of CVP or the shareholders of such series by the affirmative vote of a majority of the outstanding shares of such series, and (ii) a majority of the Directors/Trustees of CVP, who are not interested persons of the Fund/Trust, Advisor or Subadvisor, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of any series for their approval and such shareholders fail to approve such continuance as provided herein, the Subadvisor may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

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            (c) The Advisor may at any time terminate this Agreement with respect to any or all Funds by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadvisor, and the Subadvisor may at any time terminate this Agreement with respect to any or all series by not less than 90 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Advisor, unless otherwise mutually agreed in writing.

            (d) The Advisor may terminate this Agreement with respect to any or all Funds immediately by written notice if the Confidentiality and Confidentiality Agreement referred to in Section 11 of this Agreement is, in the sole opinion of the Advisor, violated.

            Upon termination of this Agreement with respect to any Fund/Trust,

(a) The duties of the Advisor delegated to the Subadvisor under this Agreement with respect to such Fund automatically shall revert to the Advisor, and

(b) Both parties agree to use reasonable efforts to jointly issue public statements, other than those public statements required by law, regarding the termination.

7.         Notification to the Advisor. The Subadvisor promptly shall notify the Advisor in writing of the occurrence of any of the following events:

                        (a) the Subadvisor shall fail to be registered as an investment advisor under the Investment Advisers Act of 1940, as amended;

                        (b) the Subadvisor shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund/Trust; or

                        (c) a material violation of the Subadvisor's Code of Ethics is discovered and, again, when action has been taken to rectify such violation; or

                        (d) any other event, including but not limited to, a change in executive personnel or the addition or loss of major clients of the Subadvisor that might affect the ability of the Subadvisor to provide the services provided for under this Agreement.

8.         Definitions.  For the purposes of this Agreement, the terms "vote of a majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

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9.         Limitation of Liability and Indemnification.

            (a) Limitation of Liability. Subadviser will exercise reasonable care in its performance of the services.  Except for the indemnification obligations set forth in Section 9(b), neither party, nor its affiliates, nor any of their respective officers, directors, employees or agents shall be liable hereunder for any actions performed or omitted to be performed or for any errors of judgment.  Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing in this Agreement shall in any way constitute a waiver or limitation of any rights that either party, the Fund/Trust, or the respective Directors/Trustees, officers and shareholders may have under any such laws.

            (b) Indemnification.  The Subadvisor shall indemnify and hold harmless the Advisor, the Fund/Trust and their respective Directors/Trustees, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from (i) the Subadvisor's fraud, willful misfeasance, bad faith, gross negligence, violation of law or reckless disregard of its duties hereunder or (ii) the purchase of any investment for a Fund that is inconsistent with (A) that Fund’s investment objective or principal investment strategies as stated in that Fund’s prospectus or (B) that Fund’s fundamental investment restrictions or non-fundamental investment restrictions as stated in that Fund’s Statement of Additional Information.

            The Subadvisor shall indemnify and hold harmless the Advisor, the Fund/Trust and their respective Directors/Trustees, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) which arise solely on account of any Subadvisor’s action(s) in respect to any change of control and are not otherwise typically borne by the Fund/Trust. These expenses shall include but are not exclusive of, the cost of notice to shareholders of any meeting or vote necessary to approve the Investment Subadvisory Agreement and the cost of reprinting shareholder communications describing the new Investment Subadvisory Agreement.

            The Advisor shall indemnify and hold harmless the Subadvisor, the Fund/Trust, their respective Directors/Trustees, officers and shareholders from any and all claims, losses, expenses, obligation and liabilities (including reasonable attorneys fees) arising or resulting from the Advisor's fraud, willful misfeasance, bad faith, gross negligence, violation of law or reckless disregard of its duties hereunder or under its Investment Advisory Agreement with the Fund/Trust.

            This Section 9 shall survive the termination of this Agreement.

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10.       Applicable Law and Dispute Resolution.

            (a) This Agreement shall be governed by New York law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the State of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

            (b) In the event of any dispute arising out of or relating to this Agreement, the Parties agree that the dispute will be resolved by final and binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall take place before a panel of three arbitrators in Montgomery County, Maryland and shall be governed by the internal laws of the State of New York.  Within 30 days after the commencement of the arbitration, each party shall designate in writing a single independent arbitrator.  The two arbitrators designated by the Parties shall then select a third arbitrator.  Each arbitrator shall have a background in either investment advisory services, actuarial science or law.  The arbitrators shall have the authority to permit limited discovery, including depositions, prior to the arbitration hearing, and such discovery shall be conducted consistent with the Federal Rules of Civil Procedure.  The arbitrators may, in their discretion, award the cost of the arbitration, including reasonable attorney fees, to the prevailing party.  Any award made may be confirmed in any court having jurisdiction.  Any arbitration shall be confidential, and except as required by law, neither Party may disclose the content or results of any arbitration hereunder without the prior written consent of the other Party, except that disclosure is permitted to a Party’s auditors, legal advisors and financial advisors and regulators.

                        The parties acknowledge that:

•        Arbitration is final and binding

•        They are waiving their right to seek remedies in court, including the right to a jury trial

•        Pre-arbitration discovery is more limited than and different from court proceedings

•        The arbitration award is not required to include factual findings or legal reasoning, and a party’s right to appeal or seek modifications of the award are strictly limited.

11.       Confidentiality; Use of Name.  This Agreement is not binding on the Advisor unless the Subadvisor has signed and is subject to a confidentiality and non-disclosure agreement (“Confidentiality Agreement”) not materially different than the one attached hereto as Exhibit 1. For a period of two (2) years from the date of termination of the Agreement, the Subadvisor shall not attempt to develop, market or sell any product, which uses or employs any Confidential Information, as that term is defined in the Confidentiality Agreement.

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It is acknowledged and agreed that the names of the Advisor, the Subadvisor, and the Fund or its service providers, and derivatives of either, as well as any logo that is now or shall later become associated with either name ("Marks") are valuable property. The parties agree neither will use the name of the other, or any Mark, without the prior written consent of the other party, except to the extent that such use is limited to the name, performance data, biographical data and other pertinent data by the Advisor for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Subadvisor without the prior written consent of the Advisor, which consent shall not be unreasonably withheld. The provisions of this Section 11 shall survive termination of this Agreement.

12.       Miscellaneous.  Notices of any kind to be given to a party hereunder shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to such party at the address set forth below, attention President, or at such other address or to such other person as a party may from time to time specify.

            Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

The Advisor and the Subadvisor each represents and warrants that it has the power to execute and deliver this Agreement and any other documentation relating hereto and to perform its respective obligations under this Agreement and that it has taken all necessary action to authorize such execution delivery and performance. Such execution, delivery and performance do not violate or conflict with any law applicable to the Advisor or the Subadvisor, respectively, any order or judgment of any court or other governmental agency, or any contractual restriction binding on or affecting the Advisor or the Subadvisors, respectively. The obligations of the Advisor and the Subadvisors, respectively, under this Agreement constitute their respective legal, valid and binding obligations, enforceable against each of them in accordance with the terms hereof.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

Witness:                                               CALVERT INVESTMENT MANAGEMENT, INC.

BY:_______________________        BY:______________________________________

Witness:                                               MILLIMAN FINANCIAL RISK MANAGEMENT LLC

BY:________________________      BY:_______________________________________

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Schedule A

 to the Investment Subadvisory Agreement

between Calvert Investment Management, Inc.

and Milliman Financial Risk Management LLC

Pursuant to the recitals of the Investment Subadvisory Agreement between Calvert Investment Management, Inc. (the "Advisor") and Milliman Financial Risk Management LLC  (the "Subadvisor"), the Subadvisor is retained to furnish the Advisor with advisory services in connection with the Advisor’s investment advisory activities on behalf of the following Funds:

1.      Calvert VP Volatility Managed Moderate Portfolio

2.      Calvert VP Volatility Managed Moderate Growth Portfolio

3.      Calvert VP Volatility Managed Growth Portfolio

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Schedule B

 to the Investment Subadvisory Agreement

between Calvert Investment Management, Inc.

and Milliman Financial Risk Management LLC

            As compensation pursuant to Section 4 of the Subadvisory Agreement between Calvert Investment Management, Inc. (the "Advisor") and Milliman Financial Risk Management LLC (the "Subadvisor"), the Advisor shall pay the Subadvisor an annual subadvisory Fee for each Fund identified on Schedule A of the Agreement.

1.                  Fee. The annual Fee will consist of a fee, computed daily and payable monthly, at an annual rate equal to 0.20% of the average daily net assets of the Fund.

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Exhibit 1

 to the Investment Subadvisory Agreement

between Calvert Investment Management, Inc.

and Milliman Financial Risk Management LLC

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

            THIS CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT (“Agreement”), executed this [●] day of [●], 201[●] by and between MILLIMAN FINANCIAL RISK MANAGEMENT LLC (“Subadvisor”) and CALVERT INVESTMENT MANAGEMENT, INC. ("Advisor") (each a "Party", and collectively, the "Parties").

W I T N E S S E T H:

            WHEREAS, the Parties have entered into an Investment Subadvisory Agreement relating to certain assets under Advisor’s management (the “Business Opportunities”);

WHEREAS, in furtherance of exploring and evaluating the Business Opportunities, the Parties intend to engage in, and may have engaged in, discussions and negotiations and have made and will make available to each other proprietary and confidential information on a confidential basis; and

WHEREAS, the Parties wish to assure the protection, preservation and confidential and proprietary nature of the information to be disclosed or made available to each other in connection with the exploration and evaluation of the Business Opportunities.

            NOW, THEREFORE, in reliance upon and in consideration of the foregoing and of the following mutual undertakings, covenants and promises contained herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, for itself and its affiliates (defined as any entity that controls, is controlled by or is under common control with such Party, an “Affiliate”), intending to be legally bound, agrees as follows:

Article I.           Receiving and Disclosing Party.    As used and referred to herein, “Receiving Party” shall mean the Party receiving or having access to Confidential Information of the other Party and “Disclosing Party” shall mean the Party providing Confidential Information, or access to such Confidential Information to the other Party, and shall be used to mutually refer to Subadvisor or Advisor, as the case may be.

Article II.          Confidential Information.    As used and referred to herein, “Confidential Information” shall mean and include any and all materials, information and know-how, regardless of the form in which it is communicated or maintained, whether disclosed intentionally or unintentionally prior to or on or after the date of this Agreement, whether oral, electronic, visual, written, stored or in any other form or medium, together with all copies thereof, that is delivered or otherwise made accessible by Disclosing Party to Receiving Party including, without limitation, information relating to the Disclosing Party’s facilities, research, development, marketing, analyses, technologies, machine code, intellectual property, documentation, notes, trade secrets, products (including mutual funds and lists of securities maintained with respect to such products), strategies and services, computer software, formulas, vendors or clients, customer relationships (including the names of any shareholders, clients and customers of Disclosing Party and the personal information of any such person subject to the privacy provisions of, and applicable rules promulgated under, the Gramm-Leach-Bliley Act, as amended, including Regulation S-P of the Securities and Exchange Commission), finances, business plans, operations and affairs, or any other information maintained in confidence by Disclosing Party or treated as confidential (i.e., non-public) and/or proprietary, and all tangible embodiments of such information, used in or relating to the business of Disclosing Party, together with all documents, memoranda, notes and other writings prepared by Receiving Party or any of its officers, employees, directors or agents incorporating such information, whether or not marked or identified as Confidential Information.

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Article III.        Exclusions from Confidential Information.    Notwithstanding the foregoing, Confidential Information shall not include information which Receiving Party can demonstrate  (i) was previously known by or lawfully in the possession of Receiving Party prior to its receipt from Disclosing Party as demonstrated by the written records of Receiving Party; (ii) is part of the public domain, or is readily ascertainable by the public, through no fault of, or wrongful action or violation of this Agreement by, Receiving Party; (iii) is independently developed by or on behalf of Receiving Party with no reliance upon or usage of information disclosed to it by Disclosing Party as demonstrated by the written records of Receiving Party; or (iv) was received by Receiving Party from a third party owing no obligation of confidentiality to Disclosing Party as demonstrated by the written records of Receiving Party.

Article IV.        Use of Confidential Information.  Receiving Party will not use the Confidential Information except to evaluate the Business Opportunities. Receiving Party will at all times, whether prior to or on or after the date of this Agreement, hold all Confidential Information in trust for Disclosing Party, and only use such Confidential Information in the strictest confidence in accordance with this Agreement. Neither the Receiving Party nor any of its Affiliates or their respective agents shall make any copies of the Confidential Information, in whole or in part, for any purpose other than in connection with the evaluation of the Business Opportunities. Receiving Party shall not remove any proprietary notice from any Confidential Information.

Article V.         Obligations of Non-Disclosure.   Receiving Party will not disclose, or in any manner communicate or permit or acquiesce in the disclosure or communication of such Confidential Information at any time to any director, officer, employee, personnel, consultant, independent contractor, Affiliate, agent or representative of Receiving Party, or to any other person or third party (the "Disclosee"), except solely for the purpose of evaluating the proposed Business Opportunities in furtherance of and in accordance with the terms of this Agreement; provided that Receiving Party shall advise each Disclosee of this Agreement, and have each Disclosee agree to be bound by its terms; provided further that Receiving Party remains liable for any unauthorized disclosures by any such Disclosee. Receiving Party agrees to use its best efforts (the same being not less than those employed to protect its own proprietary and/or confidential information) to safeguard the Confidential Information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. Receiving Party shall promptly notify Disclosing Party in writing of any unauthorized, negligent or inadvertent use or disclosure of any Confidential Information or any other use that is not compliant with the terms of this Agreement.

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Article VI.        Survival and Termination.  This Agreement shall continue in effect until the termination by the Parties of their discussions relating to the Business Opportunities; provided that, except as otherwise mutually agreed by the Parties in writing, all obligations set forth herein relating to and/or restricting the use and/or disclosure of Confidential Information shall survive any termination of this Agreement.  All Confidential Information and materials containing Confidential Information delivered or made available by Disclosing Party under this Agreement are and will remain Disclosing Party’s sole and exclusive property, whether or not under patent, trademark, copyright or any application therefore, trade secret, know-how or other proprietary rights. No licenses relating to the Confidential Information are granted under this Agreement. Disclosing Party may request in writing at any time, including, without limitation, upon the termination of this Agreement, that any Confidential Information disclosed pursuant to the terms of this Agreement and any copies thereof, which Receiving Party may have in its possession or under its control, be returned or destroyed (including, without limitation, any electronically stored copies), at the sole option of Disclosing Party, with a written statement duly signed by an authorized officer of Receiving Party to the effect that it has so returned or destroyed all such copies of the Confidential Information; provided, however, that Receiving Party may retain a single copy of the Confidential Information solely for the purpose of complying with applicable law or regulation or the order of any court, arbitration panel, regulator or similar governmental authority having jurisdiction over the Receiving Party.  Notwithstanding the return and/or destruction of such Disclosing Party Confidential Information, Receiving Party and all Disclosees shall continue to be bound by the obligations set forth in this Agreement.

Article VII.       Required Disclosure.   If Receiving Party is ordered, compelled or required to disclose Confidential Information of the Disclosing Party by order of a court or arbitration panel or similar tribunal having jurisdiction over it or in accordance with a lawfully issued and properly served subpoena (each an “Order”), Receiving Party shall, if legally permitted, promptly provide Disclosing Party written notice of the Order so that Disclosing Party may seek a protective order or other appropriate remedy or consent in writing to such disclosure.  If, as of the fifth business day prior to the date on which the Receiving Party is required to respond to the Order, a protective order has not been issued and Disclosing Party has not consented in writing to the disclosure of its Confidential Information, and in the opinion of Receiving Party’s counsel it is required by the Order to disclose such Confidential Information, Receiving Party may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel has advised Receiving Party must be disclosed, provided that Receiving Party attempts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with Disclosing Party, at Disclosing Party’s expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.  Notwithstanding anything to the contrary in this Article VII, the Receiving Party may disclose any of the Disclosing Party’s Confidential Information to any regulatory authority having jurisdiction over Receiving Party without notice of any kind.

Article VIII.      Equitable Relief.    The Parties hereto acknowledge that either Party’s actual, threatened or likely breach of the obligations hereunder would cause the other Party to suffer irreparable injury and harm for which it would not have an adequate remedy at law, that monetary damages for such breach would not be readily calculable, and, therefore, in the event of such breach, the non-breaching Party shall be entitled to seek equitable remedies, including but not limited to injunctive relief and/or specific performance, in addition to all other remedies available to it at law, in equity or otherwise.

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Article IX.        Applicable Law.    Maryland law (excluding its choice of law rules) shall govern the interpretation and enforcement of this Agreement.

Article X.         Entire Agreement.    This Agreement supersedes any prior agreements and understandings, both written and oral, which may have existed between the Parties with respect to the subject matter hereof and may not be modified, amended, or supplemented except in a writing signed by both parties.

Article XI.        No Further Obligations.   Unless and until a definitive agreement between the Parties is executed and delivered, neither party will have any legal obligation of any kind by virtue of this Agreement or any other written or oral expression with respect to the Business Opportunities except as provided in this Agreement.  Nothing hereunder shall obligate either Party to enter into any further agreement or negotiations with the other, or grant or confer to Receiving Party any rights by license or otherwise in any of the Confidential Information.

Article XII.       Disclaimer and Limitation of Liability.  DISCLOSING PARTY IS NOT MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR THE COMPLETENESS OF THE CONFIDENTIAL INFORMATION AND DISCLOSING PARTY SHALL NOT HAVE ANY LIABILITY IN CONTRACT, TORT OR OTHERWISE, RESULTING FROM RECEIVING PARTY'S OR ITS AGENTS’ USE OF THE CONFIDENTIAL INFORMATION OR PARTICIPATION IN THE DISCUSSIONS AND NEGOTIATIONS DESCRIBED HEREIN.

Article XIII.      No Assignment.  This Agreement and the rights, privileges, duties or obligations of each Party under this Agreement may not be assigned or otherwise transferred or encumbered by such Party, except with the prior written consent of the other Party, not to be unreasonably withheld, and is binding on the successors, assigns and legal representatives of each Party.

Article XIV.     No Waiver.  No failure or delay by either Party in exercising any right hereunder shall operate as a waiver thereof, no waiver by either Party of any breach of this Agreement will constitute a waiver of any other breach of the same or other provisions of the Agreement, and no single or partial exercise of any right shall preclude any other or further exercise thereof or the exercise of any other right hereunder.

Article XV.       Severability.  In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the Parties will negotiate in good faith to substitute a provision of like economic effect and intent.

Article XVI.     Public Announcements.  Each Party agrees that it shall not make any public announcements about the existence or performance of this Agreement, the discussions regarding such arrangements or agreements and other business and operating plans being discussed or negotiated or any other matter relating to the Business Opportunities, whether in the form of a press release or otherwise, without first consulting with the other Party and obtaining the other Party's prior written consent.  In addition, neither Party may use the name, logo, trade name, trademarks or service marks of the other Party in any manner whatsoever without the express prior written consent of the other Party.

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Article XVII.    Headings.   The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

Article XVIII.   Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be considered one and the same instrument.

Article XIX.     Non-solicitation.   For a period of three (3) years from the date of this Agreement, each Party will not solicit for employment or employ, directly or indirectly, any person who is now serving as a director, officer or employee of the other Party.  For purposes of this Article XIX, the use of non-targeted employment advertisements or non-targeted independent search consultants shall not be deemed to be a direct or indirect solicitation for employment and employment of a Party's or its Affiliates' directors, officers, or employees resulting from such a non-targeted search shall not violate this Article.  The obligations under this Article XIX shall survive any termination of the Agreement.

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            IN WITNESS WHEREOF, the Parties hereto have caused this Confidentiality and Non-Disclosure Agreement to be signed by their duly authorized representatives as of the date first written above.

MILLIMAN FINANCIAL RISK MANAGEMENT LLC

BY:
(Authorized Signature)
NAME:

TITLE:

CALVERT INVESTMENT MANAGEMENT, INC.

BY:
(Authorized Signature)
NAME:

TITLE: